Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2026 (July 20, 2026, as to the effects of the reverse stock split described in Notes 2 and 15) relating to the financial statements of Scribe Therapeutics Inc., appearing in Amendment No. 2 to Registration Statement No. 333-297246 on Form S-1 of Scribe Therapeutics Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

July 24, 2026